UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2025
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company's Annual Meeting was held on April 24, 2025. One matter was submitted to the Company's shareholders for a vote. The final result of the vote is set forth below:
Proposal #1: To consider and elect five (5) persons to serve as Class III Directors of the Corporation for a three-year term until the year 2028 annual meeting or until their successors are elected and qualified.

	For	Against	Abstain	Uncast
B. Bryan Jones, III	8,699,148	30,915	86,097	—
Kirk Graves	8,678,414	32,596	105,150	—
David Guidry	8,684,517	24,172	106,801	670
William A. Ray	8,686,666	42,893	86,601	—
Max S. Yates	8,680,095	30,915	105,150	—

Item 8.01 Other Events.
On April 25, 2025, BancPlus Corporation ("the Registrant") issued a press release announcing the Board of Directors of the Registrant declared a quarterly cash dividend of $0.50 per share of common stock. The cash dividend will be paid on June 13, 2025, to shareholders of record as of the close of business on May 15, 2025. The press release is attached to this report at Exhibit 99.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 25, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

April 25, 2025	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer